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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549
                            ---------------------

                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): June 10, 1998



                      Commission file number: 333-30261

                      WINDY HILL PET FOOD COMPANY, INC.

           (Exact Name of Registrant as Specified in Its Charter)



              MINNESOTA                            41-0323270
              ---------                            ----------
   (State or Other Jurisdiction of      (IRS Employer Identification No.)
    Incorporation or Organization)


               Highwoods Plaza II, 103 Powell Court, Suite 200
                         Brentwood, Tennessee  37027
         (Address of Principal Executive Office, Including Zip Code)

                               (615) 373-7774
            (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events
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         Windy Hill Pet Food Company, Inc. ("Windy Hill") and its parent,
Windy Hill Pet Food Holdings, Inc., entered into an Agreement and Plan of Merger, dated as of June 10, 1998, with DPC Acquisition Corp., pursuant to which Windy Hill Pet Food Holdings, Inc. will merge with DPC/WH MergeCo, Inc., a newly created subsidiary of DPC Acquisition Corp. The closing of the transaction will constitute a Change of Control under the Indenture (the "Indenture") relating to Windy Hill's $120,000,000 principal amount of 9 3/4% Senior Subordinated Notes due 2007 (the "Notes"). The Indenture requires Windy Hill, in the event of a Change of Control in respect of which it has not elected to redeem the Notes, to repurchase any Notes that holders thereof desire to have repurchased at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Item 7.  Exhibits
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  99.1   Press release dated June 11, 1998.



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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             WINDY HILL PET FOOD COMPANY, INC.



Date: June 30, 1998                          By /s/ Charles Dunleavy
                                                ----------------------------
                                                Charles Dunleavy
                                                Chief Financial Officer



03618.0025

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